Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

FTI Consulting, Inc.

We consent to the incorporation by reference in the registration statements No. 333-30173, 333-30357, 333-32160, 333-64050, 333-92384, 333-105741, 333-115786, 333-115787, 333-125104 and 333-134790 on Form S-8 and registration statement No. 333-129715 on Form S-3 of FTI Consulting, Inc. of our reports dated March 2, 2009, with respect to the consolidated balance sheets of FTI Consulting, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows, for each of the years in the three-year period ended December 31, 2008 and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 Annual Report on Form 10-K of FTI Consulting, Inc.

As discussed in Note 17, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109, on January 1, 2007.

/s/ KPMG LLP

Baltimore, Maryland

March 2, 2009